Exhibit 10.1

EXECUTION COPY

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY ASTERISKS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

WARNER-ELEKTRA-ATLANTIC CORPORATION

75 Rockefeller Plaza

New York, New York 10019

Dated: March 13, 2007

Cinram Manufacturing, Inc.

Cinram GmbH

c/o Cinram International Inc.

2255 Markham Road

Scarborough, Ontario M1B 2W3

Canada

Attention: Dave Rubenstein

Gentlemen:

Reference is made to each of the US Manufacturing and Packaging Agreement between Cinram Manufacturing LLC, formerly known as Cinram Manufacturing, Inc. (“Cinram Manufacturing”) and Warner-Elektra-Atlantic Corporation (“WEA”) dated as of October 24, 2003 (the “US Manufacturing Agreement”) and the International Manufacturing and Packaging Agreement between Cinram GmbH and WEA International Inc. (“WMI”) dated as of October 24, 2003 (the “International Manufacturing Agreement”). Any terms which are used below and which are defined in the US Manufacturing Agreement or the International Manufacturing Agreement shall have the same meanings and definitions as set forth therein, unless otherwise indicated. This letter, when signed by Cinram Manufacturing, Cinram GmbH, WEA and WMI, shall constitute an agreement to modify each of the US Manufacturing Agreement and International Manufacturing Agreement as hereinafter provided, effective as of the date hereof.

1.     (a) Subparagraph 12(a) of the US Manufacturing Agreement is hereby amended by adding the following sentence at the end of the subparagraph:

[*]

(b) Subparagraph 12(d) of the US Manufacturing Agreement is hereby deleted in its entirety.

2.     (a) Subparagraph 12(a) of the International Manufacturing Agreement is hereby amended by adding the following sentence at the end of the subparagraph:

[*]

(b) Subparagraph 12(c) of the International Manufacturing Agreement is hereby deleted in its entirety.

3.     (a) Subparagraph 14(a)(xxxviii) of the US Manufacturing Agreement is hereby deleted in its entirety and replaced with the following:

“(xxxviii) “Term” shall mean the period commencing on the Closing Date, as such term is defined in the Stock Purchase Agreement, and ending on December 31, 2010, subject to earlier termination in accordance with Paragraph 10.”

(b) Subparagraph 14(a)(xxxvii) of the International Manufacturing Agreement is hereby deleted in its entirety and replaced with the following:

“(xxxvii) “Term” shall mean the period commencing on the Closing Date, as such term is defined in the Stock Purchase Agreement, and ending on December 31, 2010, subject to earlier termination in accordance with Paragraph 10.”

4. With respect to the US Manufacturing Agreement, commencing with the [*] and continuing for the remainder of the Term, WEA shall engage Company to manufacture [*] of the Special Print Components (defined below) in [*]; provided that Company charges [*] for such Special Print Components. For purposes of this paragraph 3, “Special Print Components” means any print or graphics components, including packaging, for Products for which no rates are provided in the US Manufacturing Agreement.

5. Except as expressly modified in this amendment, all other terms and conditions of the US Manufacturing Agreement and the International Manufacturing Agreement are hereby ratified and confirmed and will remain in full force and effect.

If the foregoing is acceptable, please acknowledge the same by signing in the appropriate place below.

Very truly yours,

WARNER-ELEKTRA-ATLANTIC CORPORATION

By:	/s/ PAUL ROBINSON
Paul Robinson

WEA INTERNATIONAL INC.

By:	/s/ PAUL ROBINSON
Paul Robinson

Accepted and Agreed to:

CINRAM MANUFACTURING LLC

By:	/s/ DAVE RUBENSTEIN
Dave Rubenstein
An authorized signatory

CINRAM GmbH

By:	/s/ JOHN FITZGERALD
John Fitzgerald
An authorized signatory